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                                                          EXHIBIT 5/EXHIBIT 23.1


           Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered

                       Consent of Thacher Proffitt & Wood

                                                May 6, 2002


ViewCast.Com, Inc.
17300 Dallas Parkway
Suite 2000
Dallas, TX 75248

                 Re: Registration Statement on Form S-8 for the ViewCast.com, Inc. Employee Stock Purchase Plan

Dear Sirs:

             We have acted as counsel for ViewCast.Com, Inc. a Delaware corporation (the "Company"), in connection with the filing of Amendment No. 2 to the registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement") with respect to 500,000 shares of its common stock, par value $0.0001 per share (the "Shares"), which may be issued pursuant to the ViewCast.com, Inc. Employee Stock Purchase Plan. In rendering the opinion set forth below, we do not express any opinion concerning law other than the law of the State of Delaware and the federal law of the United States.

             We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon the Plan described above and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

             Based on the foregoing, we are of the opinion that the Shares that are being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.


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             In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

             This opinion is given solely for the benefit of the Company and purchasers of Shares under the Plan, and no other person or entity is entitled to rely hereon without express written consent.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein.


                                               Very truly yours,

                                               THACHER PROFFITT & WOOD

                                               by: /s/ V. Gerard Comizio
                                                   -----------------------------
                                                       V. Gerard Comizio